                                                                     Exhibit 4.3

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

     THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT IN FAVOR OF BANKERS TRUST COMPANY, AS ADMINISTRATIVE AGENT FOR THE LENDERS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT (AS SUCH TERMS ARE DEFINED IN SUCH SUBORDINATION AGREEMENT) DATED AS OF APRIL 17, 2001 (THE "SUBORDINATION AGREEMENT").


$ _____________                                             Temecula, California
                                                            ______________, 2001


           SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE DUE 2005

     Hudson Respiratory Care Inc., a California corporation (the "Maker"), for
                                                                  -----
value received, promises to pay to _______________________ (the "Holder") the
                                                                 ------
principal sum of __________ _______________________ Dollars and No Cents
($_________) on March 31, 2005 (the "Maturity Date") as provided herein.  The
                                     -------------
Maker also promises to pay interest from the date of this Note until payment in full on the unpaid principal balance as set forth in Section 1 below.
                                                     ---------

     1.   Payment of Interest.
          -------------------

          (a) The interest rate payable hereunder shall be 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. At the option of the Maker, interest may (i) be paid semi-annually on each April 15 and October 15, beginning on October 15, 2001 (each such semi-annual date that an interest payment is due, an "Interest Payment Date") but
                                                 ---------------------
only through the issuance on any Interest Payment Date of an additional promissory note of equal ranking to this Note and on the same terms and conditions provided for herein, such note to be issued in a principal amount that corresponds with the amount of the interest payment that would otherwise be due on such Interest Payment Date or (ii) accrue, such accruing amount to be compounded semi-annually commencing with the first six month anniversary of the initial Interest Payment Date on which such interest is due and continuing until paid. In addition, all accrued and unpaid interest on this Note will be due and payable on the day that all principal is due and payable, whether on the Maturity Date, by acceleration or otherwise.

          (b) Payment shall be made in lawful tender of the United States in immediately available funds, and shall be credited, prior to the occurrence of an Event of

Default (as defined below), first to accrued interest then due and payable with the remainder applied to principal. Prepayment of the principal, in whole or in part together with accrued interest, may be made at any time without penalty or premium.

     2.   Subordination; Ranking.
          ----------------------

          (a) This Note and all principal, interest and other amounts, if any, payable hereunder shall be subject to the Subordination Agreement and is subordinated in right of payment to the extent and in the manner provided in the Subordination Agreement. No indebtedness which does not constitute Senior Debt shall be senior in any respect to this Note. For purposes of this Note, "Senior
                                                                          ------
Debt" shall mean the "Senior Debt" as defined in the Subordination Agreement.
----

          (b) This Note and all principal, interest and other amounts, if any, payable hereunder shall in all respects rank pari passu in right of payment with the Maker's 9 1/8% Senior Subordinated Notes due 2008 and shall constitute "Senior Subordinated Debt" as defined for purposes thereof.

     3.   Conversion.
          ----------

          (a) At the option of the Holder, this Note shall be convertible into a number of shares of common stock, no par value per share, of the Maker ("Common
                                                                         ------
Stock"), calculated by dividing the principal amount of this Note by $10.00 (the
-----
"Conversion Price"), as such Conversion Price is subject to adjustment as set
 ----------------
forth in subsections (d) through (f) below. In addition, this Note shall automatically convert into Common Stock, calculated according to the provisions of this subsection (a), upon the affirmative vote of the holders of an aggregate principal amount representing a majority of the then outstanding principal amount of all Notes.

          (b) In connection with any conversion of this Note, all interest accrued and compounded pursuant to Section 1(a)(ii) of this Note, or paid
                                   ----------------
through the issuance of additional Notes pursuant to Section 1(a)(i) of this
                                                     -----------------------
Note shall, at the option of the Maker, (1) be convertible into Common Stock
----
based upon the terms of this Section 3, (2) be paid in cash or (3) be paid by
                             ---------
the issuance of an additional promissory note or notes of equal ranking to this Note and on the same terms and conditions provided for herein, such note to be issued in a principal amount that corresponds with the amount of the interest payment that would otherwise be due upon conversion of this Note (the "Additional Note"); provided, however, that if at the time of the requested
----------------    --------  -------
conversion of this Note, the Maker is unable to issue Common Stock to the Holder, pay such interest in cash or issue an Additional Note because the terms of any agreement to which the Maker or its parent is a party, including the Credit Agreement and the Subordination Agreement, prohibits all of the same, then this Note shall not be converted into Common Stock at such time.

          (c) As soon as practicable after the conversion of this Note, the Maker at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of the Note. If on conversion of the Note a fraction of a share results, the Company will pay the cash value of that fractional share based on the Conversion Price then in effect.

          (d) In the event the outstanding shares of Common Stock shall, after date hereof, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination or dividend or other distribution, be proportionately adjusted.

          (e) If the Maker at any time shall issue additional shares of Common Stock, by reason of the declaration or payment of a dividend or other distribution on the Common Stock payable in additional shares of Common Stock, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, if such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

              (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

              (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

          (f) (i) If at any time or from time to time after the date hereof, the Maker issues or sells, or is deemed by the express provisions of this subparagraph (f) to have issued or sold, Additional Shares of Common Stock (as defined in clause (v) below), other than upon a subdivision or combination of, or as a dividend or other distribution on, the Common Stock as provided in subparagraph (e) above, for an Effective Price (as defined in clause (v) below) less than the then existing Conversion Price (or, if an adjusted Conversion Price shall be in effect by reason of a previous adjustment, then less than such adjusted Conversion Price), the then-existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the then-existing Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issue or sale, plus (B) the number of shares of Common Stock that the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Maker for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of Additional Shares of Common Stock so issued; provided, however, that for the purposes of this clause (i), all shares of Common Stock then issuable upon conversion or exercise of then outstanding rights or options to acquire Common Stock or other stocks or securities convertible into Common Stock shall be deemed to be outstanding.

              (ii) For the purpose of making any adjustment required under this subparagraph (f), the consideration received by the Maker for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the gross amount of cash received by the Maker before deducting any expenses payable by the Maker and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Maker in connection with such issue or sale,
(B) to the extent it consists of property, be computed as determined in good faith by the Board of Directors of the Maker (the "Board"), and (C) if
                                                   -----
Additional Shares of Common Stock, securities convertible into Additional Shares of Common Stock ("Convertible Securities") or rights or options to purchase
                  ----------------------
either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Maker for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be.

              (iii) For the purpose of the adjustment required under this subparagraph (g), if the Maker issues or sells any rights or options to purchase Common Stock or any Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such rights or options or Convertible Securities is less than the then applicable Conversion Price, then the Maker shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Maker for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amount of consideration, if any, payable to the Maker upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Maker (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Maker upon such exercise, plus the consideration, if any, actually received by the Maker for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Maker (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

              (iv) For the purpose of the adjustment required under this subparagraph (g), if the Maker issues or sells any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the then-applicable Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Maker for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Maker upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Maker (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of clause (iii) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply, the necessary changes having been made, to the rights, options and Convertible Securities referred to in this clause (iv).

              (v) "Additional Shares of Common Stock" shall mean all shares of
                   ---------------------------------
Common Stock issued by the Maker after the date hereof, whether or not subsequently reacquired or retired by the Maker, other than shares of Common Stock issued (A) upon conversion of any of the Notes; (B) to employees or directors of or consultants providing bona fide consulting services to the Maker or any subsidiary pursuant to any stock purchase or stock option plans or other arrangements that are approved by the Board; (C) upon exercise or conversion, as applicable, of options, warrants, notes or other rights to acquire securities of the Company outstanding on the date of this Note; (D) upon exercise of warrants to purchase Common Stock issued to lenders, real or personal property lessors, vendors, customers, potential or existing strategic partners, trade partners or service providers in connection with commercial credit arrangements, real or personal property leases, equipment financings, strategic alliances or similar transactions; (E) in connection with any stock split or stock dividend of the Maker; or (F) pursuant to the Maker's acquisition of another corporation or all or a portion of such corporation's assets by merger, purchase of assets or other corporate reorganization, in each case if unanimously approved by the Board.

              (vi) The "Effective Price" of Additional Shares of Common Stock
                        ---------------
shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Maker under this subparagraph (f), into the aggregate consideration received, or deemed to have been received by the Maker for such issue under this subparagraph (f), for such Additional Shares of Common Stock.

          (g) Upon the occurrence of each adjustment or readjustment of a Conversion Price, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon the written request, at any time, of any Creditor, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Note.

     4.   Events of Default.  If any of the following events (each, an "Event of
          -----------------                                             --------
Default") shall occur:
-------

          (a) the Maker shall fail to make any payment hereunder when due and payable, and such failure shall continue unremedied for a period of ten (10) days after notice thereof from the Holder to the Maker; or

          (b) the Maker shall fail to make any payment under any indebtedness of the Maker that is outstanding in an aggregate principal amount of at least $15,000,000, including, without limitation, indebtedness of the Maker under the Credit Agreement, when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such indebtedness, either (i) when and as the same becomes due and payable at the stated maturity of such indebtedness or (ii) at any other time if, as a result of such nonpayment, the maturity of such indebtedness is accelerated; or

          (c) the Maker shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Maker for the purpose of effecting any of the foregoing; or

          (d) involuntary proceedings or an involuntary petition shall be commenced or filed against the Maker under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within 60 days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of the Maker;

then, and in every such event, and at any time thereafter during the continuance of such event, but in all cases subject to the provisions of the Subordination Agreement, (i) in the case of an Event of Default under clauses (a) and (b), the Holders of a majority of the outstanding principal amount of all Notes may declare all principal and accrued interest and all other fees and other obligations of the Maker under the Notes to be due and payable, and (ii) in the case of an Event of Default under clauses (c) or (d), all principal and accrued interest on all outstanding Notes and all fees and other obligations of the Maker under the Notes will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Holders, in either case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker, except the notice provided for in clause
(a) above.

     5.   Security.  This Note is not secured.
          --------

     6.   Series of Notes; Actions by Majority.  This Note is one of a series of
          ------------------------------------
Notes of like tenor issued in an original aggregate principal amount of up to $10,500,000. When actions are specified herein as happening upon the decision of holders of a majority in principal amount of the Notes, such action shall be evidenced by a writing executed by such Holders and delivered to all Holders of Notes and shall be the act of and binding on all Holders.

     7.   Costs and Expenses.  The Maker promises to pay all costs and expenses,
          ------------------
including reasonable attorneys' fees, incurred by the Holder in connection with the enforcement of, or collection of any amounts due under, this Note. The Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument, except for notices to which the Maker is expressly entitled under this Note or the Note Agreement.

     8.   Successors and Assigns.  This Note shall be binding upon, and shall
          ----------------------
inure to the benefit of, the Maker and the Holder and their respective successors and assigns; provided, however, that neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Maker without the prior written consent of the Holder except in connection with an assignment in whole to a successor Maker to the Maker in a merger of the Maker or a sale of all or substantially all of the Maker's property and assets and then only if the Holder's rights hereunder are not impaired.

     9.   Modifications and Amendments; Reissuance of Note.  This Note may only
          ------------------------------------------------
be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Maker and the Holders of a majority in principal amount of all Notes. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Holders of a majority in principal amount of all Notes. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction, or mutilation of this Note and of an agreement of indemnity reasonably satisfactory to the Maker, and upon surrender or cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note.

     10.  Remedies Cumulative.  Each and every right, power and remedy herein
          -------------------
given to the Holder, or otherwise existing, shall be cumulative and not exclusive and be in addition to all other rights, powers and remedies now or hereafter granted (including, without limitation, other rights of set-off under applicable law) or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Holder.

     11.  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile, hand or by messenger (which may be by overnight delivery service), addressed (a) if to the Maker, at the address and facsimile number set forth on the signature page to this Note or at such other address and facsimile number as the Maker shall have furnished to the Holder by first class mail, or (b) if to the Holder, to 11100 Santa Monica Blvd., Suite 1900, Los Angeles, CA 90025, or at such other address and facsimile number as the Holder shall have furnished to the Maker by first class mail.

     12.  Waiver.  The Holder shall not by any act (except by a written
          ------
instrument in accordance with the immediately preceding paragraph), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     13.  JURISDICTION.  ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE
          ------------
MAKER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE MAKER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS. THE MAKER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS OF THE MAKER SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A HOLDER TO BRING PROCEEDINGS AGAINST THE MAKER IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     14.  Governing Law.  This Note shall be construed in accordance with the
          -------------
laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

     15.  Interest.  The rate of interest payable under this Note shall in no
          --------
event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of this paragraph and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this paragraph.

     IN WITNESS WHEREOF, the Maker has caused this Note to be signed on the date first set forth above.


MAKER:                        HUDSON RESPIRATORY CARE INC.


                              By:    ___________________________
                              Name:  Patrick Yount
                              Title: Chief Financial Officer


                              Notice Address:

                              27111 Diaz Road
                              P.O. Box 9020
                              Temecula, California  92589-9020
                              Facsimile:  (909) 676-1578



                                 SIGNATURE PAGE TO
            SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE DUE 2005